Exhibit 10.5

SOLID BIOSCIENCES, LLC

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(Effective as of March 29, 2017)

1. ESTABLISHMENT AND TERM OF PLAN.

1.1 Establishment. The Solid Ventures, LLC Equity Incentive Plan (the “Original Plan”) was established effective as of January 1, 2014. The Original Plan is hereby amended and restated in its entirety effective as of March 29, 2017. The Original Plan, as so amended and restated, shall be known as the “Solid Biosciences, LLC Amended and Restated Equity Incentive Plan” (the “Plan”).

1.2 Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the Units available for issuance under the Plan have been issued and all forfeiture restrictions on such Units under the terms of the Plan and the Unit Restriction Agreements have lapsed.

2. DEFINITIONS AND CONSTRUCTION.

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Board” means the Board of Managers of the Company.

(b) “Company” means Solid Biosciences, LLC, a Delaware limited liability company, or any successor thereto.

(c) “Grant” means a grant of Units under the Plan.

(d) “Grantee” means a person who has been granted Units under the Plan.

(e) “Unit Restriction Agreement” means a written agreement between the Company and a Grantee setting forth the terms, conditions and restrictions of the Units granted to the Grantee.

(f) “Units” means the Series D Common Units of the Company.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3. ADMINISTRATION.

3.1 Administration by the Board. The Plan shall be administered by the Board. All questions of interpretation of the Plan or of any Grant shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Grant.

3.2 Powers of the Board. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Grants shall be made and the number of Units to be subject to each Grant;

(b) to determine the terms, conditions and restrictions applicable to each Grant (which need not be identical) and any Units acquired pursuant thereto, including, without limitation, (i) the vesting of any Units (ii) the effect of the Grantee’s termination of service with the Company, and (iii) all other terms, conditions and restrictions applicable to the Grant not inconsistent with the terms of the Plan;

(c) to approve one or more forms of Unit Restriction Agreement; and

(d) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Unit Restriction Agreement and to make all other determinations and take such other actions with respect to the Plan or any Grant as the Board may deem advisable to the extent consistent with the Plan and applicable law.

4. UNITS SUBJECT TO PLAN.

The maximum aggregate number of Units that may be issued under the Plan shall be 2,971,949. If Units are acquired under the Plan subject to forfeiture and are forfeited back to the Company, the forfeited Units shall again be available for issuance under the Plan. For the avoidance of doubt, the maximum aggregate number of Units issuable under the Plan includes Units granted under the Original Plan which are outstanding as of March 29, 2017, and Units which are subject to contingent grants as of that date, including Units issued to former Class C members of Solid GT, LLC upon the merger of that entity into the Company.

5. ELIGIBILITY LIMITATIONS.

Grants may only be made to employees, consultants and other service providers to the Company.

6. TERMS AND CONDITIONS OF GRANTS.

Grants shall be evidenced by Unit Restriction Agreements specifying the number of Units covered thereby. No Grant shall be a valid and binding obligation of the Company unless evidenced by a fully-executed Unit Restriction Agreement. Unit Restriction Agreements may incorporate all or any of the terms of the Plan by reference and Units issued under the Plan may be subject to forfeiture as determined by the Board in its discretion at the time the Grant is made.

7. COMPLIANCE WITH SECURITIES LAW.

Each Grant and the issuance of Units shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities.

8. TERMINATION OR AMENDMENT OF PLAN.

The Board may terminate or amend the Plan at any time, subject to such approvals by the members of the Company as may be required.

9. GOVERNING LAW.

The validity, construction and effect of the Plan and of any rules, regulations, determinations or decisions made by the Board relating to the Plan and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.

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